                                                                     EXHIBIT 3.3

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

            Pursuant to NRS 78.385 and 78.390 After Issuance of Stock

                                    Filed by:

                               BEHMEN GROUP, INC.

      I, Gary L. Boyd, the President of Behmen Group, Inc., do hereby certify:

      That the Board of Directors of said corporation at a meeting duly convened, held on the 18th day of April, 1999 adopted a resolution to amend the original Articles of Incorporation as follows:

      Article I is hereby amended to read as follows:

      The name of the Corporation is Delta International Mining and Exploring, Inc.

      The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 2,996,000, that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Gary L. Boyd                                     Date        4/20/99
--------------------------------------                    ----------------------
Gary L. Boyd, President

/s/ Gary L. Boyd                                     Date        4/20/99
--------------------------------------                    ----------------------
Gary L. Boyd, Secretary

                                           VERIFICATION

STATE OF ARIZONA              )
                              )   SS.
County of Maricopa            )

      I, Rodney R.G. Reedy, a Notary Public, hereby certify that on the 20th day of April, 1999, personally appeared before me Gary L. Boyd, who, being first duly sworn, declared that he was the person who signed the foregoing document as Incorporator and that the statements therein contained were true.

My Commission Expires:
                                       /s/
                                       ---------------------------------
                                       [Illegible]
                                       Notary Public






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

                                  OFFICIAL SEAL
                        [SEAL OMITTED] RODNEY R.G. REEDY
                        NOTARY PUBLIC - STATE OF ARIZONA
                                 MARICOPA COUNTY
                         My Comm. Expires March 4, 2001
                         ==============================


If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by vote, in addition to the affirmative vote otherwise required, the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: failure to include any of the above information and remit the proper fees may cause this filing to be rejected.










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




              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

            Pursuant to NRS 78.385 and 78.390 After Issuance of Stock

                                    Filed by:

                 DELTA INTERNATIONAL MINING AND EXPLORING, INC.

      I, Gary L. Boyd, the President of Delta International Mining and Exploring, Inc., do hereby certify:

      That the Board of Directors of said corporation at a meeting duly convened, held on the 30th day of June, 1999 adopted a resolution to amend the original Articles of Incorporation as follows:

      Article I is hereby amended to read as follows:

      The name of the Corporation is Delta International Mining and Exploration, Inc.

      The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 2,996,000, that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Gary L. Boyd                                     Date          7/2/99
-----------------------------------                       ----------------------
Gary L. Boyd, President

/s/ Gary L. Boyd                                     Date          7/2/99
-----------------------------------                       ----------------------
Gary L. Boyd, Secretary

                                  VERIFICATION

STATE OF ARIZONA              )
                              ) SS.
County of Maricopa            )

      I, Pat Maciejewski, a Notary Public, hereby certify that on the 2nd day of July, 1999, personally appeared before me Gary L. Boyd, who, being first duly sworn, declared that he was the person who signed the foregoing document as Incorporator and that the statements therein contained are true.

My Commission Expires:
                                       /s/ Pat Maciejewski
                                       ---------------------------------------
                                       Notary Public



                                  OFFICIAL SEAL
                         [SEAL OMITTED] PAT MACIEJEWSKI
                        NOTARY PUBLIC - STATE OF ARIZONA
                                 MARICOPA COUNTY
                          My Comm. Expires [Illegible]
                          ============================



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



If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by vote, in addition to the affirmative vote otherwise required, the holders of shares representing the majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: failure to include any of the above information and remit the proper fees may cause this filing to be rejected.








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